UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 6, 2014
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 6, 2014, Overstock.com, Inc. (the “Company”) entered into a fifth amendment (the “Amendment”) to a lease agreement (the “Lease”) with Old Mill Corporate Center III, LLC. The Amendment covers all but 2,000 square feet of the Company’s current corporate headquarters building, located at 6350 South 3000 East, Salt Lake City, Utah. The Amendment extends the Lease through January 31, 2017. Under the Amendment, monthly base rent beginning July 1, 2015 will be $250,196.60, escalating by three percent (3%) on July 1, 2016 to 257,702.50 per month. The Company will pay operating expenses at the rate of $8.20 per square foot per year during the extension period.

Also on March 6, 2014, the Company entered into a first amendment (the “Colocation Amendment”) to a colocation center lease agreement (the “Colocation Lease”) with OMTek, LLC. The Colocation Amendment covers the 2,000 square feet of the Company’s current corporate headquarters building not covered by the Amendment. The Colocation Amendment extends the Colocation Lease through January 31, 2017. Under the Colocation Amendment, monthly base rent beginning July 1, 2015 will be $22,173.33, escalating by three percent (3%) on July 1, 2016 to 22,838.53 per month.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)   Exhibits
The following exhibits are furnished with this report:
10.1 Old Mill Corporate Center Fifth Amendment to the Lease Agreement by and between Old Mill Corporate Center III, LLC and other related parties and Overstock.com, Inc. dated March 6, 2014
10.2 Old Mill Corporate Center First Amendment to the Colocation Center Agreement by and between OMTek, LLC and Overstock.com, Inc. dated March 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ ROBERT P. HUGHES
Robert P. Hughes
Senior Vice President, Finance and Risk Management
Date: March 11, 2014

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